Exhibit 99.2


                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
                                                                         Page 1


                                  NYMAGIC, INC.

                           Moderator: George Trumbull
                                February 18, 2004
                                   8:00 am CT


Operator:         Good morning my name is (Wes) and I will be your conference facilitator today. At this time I would like to welcome everyone to the NYMAGIC 2003 full year results conference call. All lines have been placed on mute to prevent any background noise. After the speaker's remarks there will be a question and answer period.

                  If you would like to ask a question during this time simply press star and the 1 on your telephone keypad. If you would like to withdraw your question press star 2.

                  This call may include forward-looking statements concerning the company's operations, economic performance and financial conditions including statements related to the outlook for the company's performance in 2003 and beyond, which are made under the safe harbor provision of the private securities litigation reform act of 1995.

                  These statements are based upon the number of assumptions and estimates, which inherently are subject to uncertainties and contingencies any of which are beyond the control of the company. Some of these assumptions may not


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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                  materialize and unanticipated events may occur which could cause actual results to differ materially from such statements.

                  These include but are not limited to the cyclical nature of the insurance and re-insurance industry, premium rates, the estimation of lost reserves and lost reserves development, net loss retention the effective competition the ability to collect re-insurance recoverables, the ability and cost of re-insurance, changes in the ratings assigned to the company by rating agencies and other risks and uncertainties as included in the company's filings with the Securities and Exchange Commission.

                  These risks could cause actual results for the 2004-year and beyond to differ materially from those expressed in any forward-looking statements made. Thank you. I would now like to turn the conference over to George Trumbull Chairman and Chief Executive Officer.

George Trumbull:  Thanks (Wes) and Good morning to everyone on the line. This is our first earnings call, as you know. And we very much appreciate your interest in our company. With me here today in New York are Tom Iacopelli our Chief Financial Officer and (Paul Hart) our General Counsel.

                  Before commenting briefly on our financials and then taking your questions I would like to comment on some of the other things that were done in 2003. These actions improved the company and helped improve the foundation so that we can deliver better results and better returns going forward.

                  These actions include Conning Capital Partners becoming an equity investor in the company. Conning has added value through their industry knowledge and involvement on the board.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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                  Second we strengthen the board with the addition of (Dave
                  Young) and (John Bailey) two very experienced and knowledge able industry veterans. We implemented our revised investment strategy and got significant benefit from our affiliation with the Mariner Investment group.

                  Our dividend was re-instated - the absolute level of re-insurance recoverables was reduced further and the quality of our re-insurance recoverables remains quite high. And finally we completed a successful secondary offering in December. This offering reduced the family's ownership in the company and significantly increased our float to the benefit of all shareholders.

                  Now on to the numbers - overall I am very pleased with the quarter and with the full year. We made good progress on premiums earnings and investment income. And I believe we are well positioned for 2004 and going forward.

                  Net income after tax excluding realized investment gains was $16.7 million or $1.70 a share up from $13.9 and a $1.50 per share in 2002 after excluding realized investment gains from the one time restructuring of our investment portfolio and the tax benefit resulting from our withdrawal from our London operations. That is a very positive result and a positive trend.

                  Net investment income was up 41.5% over 2002, $22.4 million versus $15.8. I am very pleased with these results. They reflect the full implementation of our investment strategy and excellent performance from our hedge fund and trading portfolios. In addition invested assets grew to $520 million, which should support further investment income growth in 2004.

                  On the premium front gross premiums in the core lines grew 20% for the year and 44% for the fourth quarter. This growth was fueled by excellent growth in inland and other liability lines and does give us good momentum for 2004.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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                  Ocean Marine grew a modest 6%. That growth rate masked
                  continued good growth in the marine liability line driven by good rates and some good new business. Good growth in the cargo area where production from Southern Marine our new cargo broker helped to offset the loss of premiums from some risks we choose not to re-write. And reductions in both the hull and energy lines because we didn't like the risks or the rates offered.

                  On balance spend an excellent year, good earnings and good premium growth, a new investment strategy that produced positive results and a number of other things accomplished that position the company well for 2004 and beyond. With that I will now be happy to address any of your questions.

Operator:         At this time I would like to remind everyone in order to ask a question please press the star key followed by the 1 on your touchtone telephone. We will pause for a moment to assemble the roster. Please hold for your first question. Your first question comes from (Thomas Conn) of (Conn Brothers and Company).

(Bill Knox):      Hi Good morning George.

George Trumbull:  Good morning (Tom) how are you?

(Bill Knox):      George actually it is Bill Knox.

George Trumbull:  Oh (Bill) how are you.

(Bill Knox):      Good - a question on the hull and energy business can you give me an order of magnitude of what you wrote this quarter versus a year ago?


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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George Trumbull:  We will provide all of those details in our 10K. But we were down both on the hull and energy side. Hull down slightly
                  (Bill) and energy down quite a bit more than hull. We just didn't like the rates that we were seeing on the energy side given the risks. We wrote some energy business because the rates were still good given our valuation of the risks.

                  On the hull side we have pared back our blue water hull and as you know I think we only write hull with war risk attaching. But we still think the hull rates needs to come up a little bit more before we are going to be aggressive in the hull market.

Tom Iacopelli:    (Bill) we disclosed premiums for hull in our September 30 10Q and the trends through nine months also continued into the fourth quarter and full year results.

(Bill Knox):      Great thank you Tom.

George Trumbull:  Anything else (Bill)?

Operator:         Your next question comes from (John Keefe) of (Ferris,  Baker
                  Watts)

(John Keefe):     Hi Good morning guys good results in the quarter. I have a couple of questions first...

George Trumbull:  From you (John) we appreciate that comment.

(John Keefe):     Can you give some color looking forward into 2004 - what you see coming from the various lines. Can you kind of dissect your business segments and give us your thoughts.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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George Trumbull:  Sure let me comment briefly and Tom can jump in as well.
                  Clearly ocean marine will be a significant portion of our business, while it will continue to grow and we think grow nicely, but as we grow other parts it will become a smaller portion of the total.

                  That doesn't mean it will decrease in absolute numbers. On the liability side we are still seeing good rates - we are seeing good opportunities to pick up new business as some other parties have gotten out of the business for a variety of reasons. I don't think I need to go through the number of our competitors that have seen demise in some fashion (John).

                  But we are getting the opportunity to write new business and so we see ocean marine continuing to grow. We see marine liability that is our major line in the ocean marine side continuing to grow. The rates so far this year continue to be good. And we are picking up new business.

                  On the cargo side Southern Marine will be producing for the full year. We have hired a new underwriter in cargo and we are quite optimistic that cargo will continue to grow rapidly and produce good business.

                  On the hull side unless rates come up we will probably be flat or down some on the pure hull. War risk and hull attaching probably will be flat or down a little bit unless we get better rates.

                  And on the energy side I think it probably will trail down a little bit again unless we see risks where we want to take the risk with the rates. On the inland business, which is primarily our property book we would expect continued good growth in 2004 on that line. We are seeing good opportunities both in New York and a couple other major markets.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
                                                                         Page 7


                  And we are quite optimistic that we will see continued good growth. And the other liability line we think will growth quite rapidly - perhaps not as rapidly as last year where we saw very significant growth. But certainly good growth in that line as we go forward.

                  We are seeing good opportunities on some new programs and some of the business that we wrote last year will have a full year impact in 2004.

Tom Iacopelli:    (John) our other liability writings were up dramatically in the fourth quarter. And that includes good growth in our (E&O) class as well as contractors liability that we have been writing for a number of years.

                  And as George mentioned it also includes some additional production from news sources, which include our program businesses, which include general auto liability. So we are seeing strong growth from the organic sources and additional programs.

(John Keefe):     Okay a follow up there Tom do you have the - statutory surplus at year-end? And can you give us your thoughts as to when you think you can get to premiums in the surplus.

George Trumbull:  This is George again. We do have statutory surplus at year-end but we have not made it public. But we are tracking at around the same level that we have been tracking at for the last year or so. I would reiterate what I said in our road shows.

                  We expect to make significant progress in improving the ratio in 2004. And would expect that we would get to one to one in a relatively short period of time. I think it is unlikely we will get the one to one in 2004 unless we have a big tail wind.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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(John Keefe):     I guess that implies 2005 right George.

George Trumbull:  I don't want to make a specific commitment (John). I think we have to look at what the rate environment is in 2005. We are not going to write business just for the sake of writing business. We are going to adhere to our underwriting standards.

                  If others in the industry go back to the old industry behavior you would like to think there are a number of people that have been around long enough not to succumb to investment returns are going up, interest rates are going up. So we will not do cash flow underwriting.

                  But if they do we won't and will not write business at a loss. And so I just can't make any commitments for 2005 until I know what the rate environment is. I would stand by the statement that we will make substantive progress towards one to one in 2004 given our view of the rate environment for 2004.

Tom Iacopelli:    (John) our focus is to try to obtain an underwriting profit for each year that we write. Our focus is on bottom line results to the extent that we can grow profitably and meet our underwriting standards we will do so.

(John Keefe):     Okay fair enough. My second question had to do with the
                  investment portfolio George you had mentioned in your narrative that you all had to achieve full implementation of your investment strategy. Does that imply that the hedge funds investments are now at roughly 25% of total invested assets?

George Trumbull:  Yes it does.

(John Keefe):     Is 25% a pretty good number?


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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George Trumbull:  Pretty reasonable number (John).

(John Keefe):     Very good I will hand the floor off to somebody else. Thank you very much.

George Trumbull:  You are welcome thank you for calling in - and if you have other questions at the end (John) or later we are happy to take those as well.

(John Keefe):     Very good thanks.

Operator:         Your next question comes from (Ira Zuckerman) of (Nutmeg
                  Security).

(Ira Zuckerman):  Welcome to three weeks of hell.

George Trumbull:  Good morning (Ira).

(Ira Zuckerman):  How are you George.

George Trumbull:  I am good thank you.

(Ira Zuckerman):  With the general liability business to you it is a relatively new book now. You have been away from it for a while. What are you guys using in terms of (loss-picks) considering that the tail on this business is fairly long.

Tom Iacopelli:    (Ira) we have written contractors liability since the late
                  1980s and we have a pretty good track record in it. We have been pegging it at a loss ratio that is higher than lets say our ocean marine liability loss ratios. But we feel that the rates have gone up over the past couple of years and we think our loss ratios will improve in that line.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
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                  As you know we decreased our writing substantially in the late
                  90s primarily because of pricing concerns. And our adherence to our strict underwriting standards of underwriting for profit. And as a result our writings dropped to only about $1 million or so in the late 90s.

                  But in 2001 and 2002 and in 2003 we have seen some improvement in rates and we have been able to capitalize on that. In 2001 we started to write (E&O) insurance on claims made basis. So far the results have been excellent. And we have a very strong year in terms of premiums growth in that line of business.

                  In terms of some of the programs we have written they are fairly new with us. However they have been brought to us by a broker that has been with us for a number of years and is familiar with some of these programs. And accordingly we expect to have pretty good results from them.

George Trumbull:  Yes we looked at any of the programs - we look at five years loss history before we even decide whether we want to talk to them or not (Ira).

(Ira Zuckerman):  Yes and the other quick question on the investment income obviously with the new strategy now in place what can we assume going forward in terms of the types of returns you can be reporting.

George Trumbull:  Well again we may not have had an opportunity to talk to you on the road show (Ira). I talked to so many people I forget. But I said at the time in the second quarter we had $4 million in investment income and in the third quarter we had roughly $9 million. It was said the fourth quarter would likely be somewhere in between.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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                  I wouldn't use either 4 or 9 as a - I wouldn't annualize that for the full year protection. We did $7.1 million in the fourth quarter. We feel pretty good about the momentum going forward. But I am not betting on interest rates so I don't know where interest rates are going to go. If they trend up it will be positive for us. If they stay the same we will still have good investment income.

                  But we have $520 million - (John Keefe) asked how much were in hedge funds - about 25%. Our target on hedge funds is to generate 600 to 900 basis points over LIBOR with very low volatility. And the rest is primarily a fixed income portfolio that happens to be very short now in duration because of our concern about rising interest rates and our desire to protect our book value.

(Ira Zuckerman):  Okay thank you George - the other question I have is on last year's results any positive or negative development on the old book.

George Trumbull:  I think you are asking about our reserves.

(Ira Zuckerman):  Yes prior year reserves.

George Trumbull:  Let me comment on reserves in general (Ira). I am very comfortable with our reserves and our reserving practices. I believe our reserve position overall is adequate and we did report a redundancy on the prior year reserves.

(Ira Zuckerman):  Okay George thank you very much.

George Trumbull:  Thank you (Ira).


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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Operator:         Again I would like to remind everyone in order to ask a
                  question please press star and then the 1 on your telephone keypad. Your next question comes from (Jason Bussell) with
                  (KBW).

George Trumbull:  Hey (Jason) good morning.

(Jason Bussell):  Good morning how are you.

George Trumbull:  I am good thank you.

(Jason Bussell):  On the Southern Marine that started on October 1 is the retention on that business lower.

George Trumbull:  We chose to have a separate re-insurance program for Southern
                  Marine for the first year while we got our feet wet with them and understood the business they were writing. We did put in some new guidelines for them to underwrite. And so we have done that. So the retention is somewhat different than it is on our other marine book.

                  Our intention is after this year to roll Southern Marine into our core marine re-insurance program for 2005 and beyond. But we wanted to have a year under our belts. So we have some different re-insurance arrangements on the Southern Marine production (Jason).

(Jason Bussell):  Okay. Have you just disclosed any investment returns on what trading activities or the hedge fund portfolio contributed?

George Trumbull:  No we haven't we will in the 10K (Jason).


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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(Jason Bussell):  Okay fine - the other question I did have one the expense side could you just tell what you saw in terms of policy acquisition costs- if there was anything reported that might have been different than the rest of the year.

George Trumbull:  I think the question was can we comment a little bit on expenses and a little bit on policy acquisition costs. We will do so recognizing that we will give full details in the 10K. So I will have Tom give you a general answer (Jason). But I think it should suffice for this time.

Tom Iacopelli:    Just a couple of points on policy acquisition costs last year numbers reflect a significant amount of Aviation premiums and we have since exited that line. Accordingly the Aviation premiums that we wrote last year had very small policy acquisition costs, which serve to lower the overall ratio.

                  This year obviously our ratio has gone up to a more normal standard. Overall I think for the year we reported about a 20.2% policy acquisition costs ratio to premiums earned. In the quarter it was up slightly to 22.7%.

                  The reason why it is up a little bit is because we had a substantial amount of other liability earned premiums and other liability generally has a slightly higher acquisition costs than some of our other lines of business. Some of it because of our premiums from our (E&O) class and some of it from our program business, which may have some higher acquisition, cost.

(Jason Bussell):  Okay.

Tom Iacopelli:    In terms of G&A expenses our G&A is a percentage of premium earned is about 20%. And as we disclosed in our September 10Q we did have some


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
                                                           Confirmation #5375614
                                                                         Page 14


                  additional rent expense. And the primary reason for that is because in 2003 we had two leases for primary office space.

                  The old lease is now expired at the end of 2003. So we would expect in 2004 that our rent expense would decrease from what was reported in 2003.

(Jason Bussell):  Okay more of a general question I had for you. Are the re-insurance recoverables has typically been pretty aggressive in making the collection. You have been good about...

George Trumbull:  (Jason) This is George can you speak up.

(Jason Bussell):  I am sorry re-insurance recoverables could you talk about what you are seeing in terms of collection both versus the industry and yourself if that has changed over the past six months or so?

George Trumbull:  I don't know that I can - we can comment on what is happening in the industry. I really haven't spent much time on that (Jason). I think from our perspective we continue to whack away at it. We made good progress again in 2003. And again the quality of our recoverables is still pretty high.

                  At some point in time we will get to sort of a fixed state where it won't go down much. But I think we still have some room to knock it down. We still look for opportunities to do commutations where we think it makes sense for us and the parties involved.

                  We do have an outside firm retained to pursue collections on some lists of receivables. And we continue to work it hard. But I can't comment on our - where we are versus the industry other than I think we are making good progress.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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Tom Iacopelli:    (Jason) our core group of re-insurers has been with us for a number of years in our ocean program as well as our inland marine and fire lines. We have a good relationship with them. When claims arise they normally pass on time. And we haven't experienced any problems with those companies.

George Trumbull:  The other comment I would make on the re-insurance recoverables is that roughly half of the number is from 9/11. And we did book our full policy limits, which I think is somewhat different than some other companies did.

                  And I honestly don't believe that over the next decade we will pay anywhere near our full policy limit. So at some point in time I think when everything winds down we will be in very good shape.

(Jason Bussell):  Okay great quarter and thank you very much.

George Trumbull:  Thank you (Jason).

Operator:         Your next question comes from (John Keefe) of (Ferris, Baker
                  Watts).

(John Keefe):     Well a follow up on (Jason) question is there any update on the arbitration with Equitas.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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George Trumbull:  (Paul) - who is handling that - (Paul) you want to go?

(Paul Hart):      (John) it is (Paul Hart) - it is still pending is about all I can say about that. We haven't seen any activity on it - any substantive activity in a couple of months. We are in active conversations regarding commutations with Equitas, as are many other companies. But again in short it is still pending.

(John Keefe):     Very good thank you.

Operator:         Your next question comes from (Ira Zuckerman) of (Nutmeg
                  Securities).

(Ira Zuckerman):  Just another follow up George any plans for any changes in the pool. Anybody else want out at this juncture? Any plans to take on a bigger portion of that?

George Trumbull:  No I think we have been writing 100% of our business going to New York Marine and General and Gotham for a number of years. And the two members of the pool are only on the old (A&E) business (Ira). And they are committed - both of them are bigger than we are.

                  And they are taking their share. We did win an arbitration of very positive arbitration judgment against (Utica) and they are now funding their portion of the pool costs on an ongoing basis. So we got that resolved last year. But on any of the new business that is 100% ours - we are underwriting for ourselves.

(Ira Zuckerman):  Okay thank you George.

George Trumbull:  You are welcome.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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Operator:         And sir I am showing no further questions. Excuse me you do have a question from (Bobby Melnick) of (Terrier Partners).

(Bobby Melnick):  Hi Good morning.

George Trumbull:  Hey (Bobby) how are you?

(Bobby Melnick):  I am well thank you and kudos on terrific progress with the company.

George Trumbull:  Thank you.

(Bobby Melnick):  I wanted to take a step back if possible - obviously since new management and the new investment team has come in you guys have taken what appears in hind sight to be pretty straight forward simple blocking and tackling.

                  Although obviously in this company and in a lot of companies it is really an execution and you guys have done a yeoman's job in sort of getting out of businesses that we didn't belong in. Probably tightening the standards that were already pretty good and shifting some of the allocation.

                  We are now very liquid and we are paying a dividend and we have a whole new host of institutional owners. And again kudos to everyone on the team and on the board for that execution. My question is sort of a big picture sort of strategy question. And obviously when the new management and the mariner team came in they identified and implemented a number of changes.

                  My question now is sort of here we are now at the beginning of 2004. I guess one would characterize as some of the quote-easy low hanging fruit probably has been plucked. And the question becomes now are there for example - are there new lines of business we want to enter?


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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                  Are there small insurance companies that maybe capital can string but that has adequate niches that might make sense for a liquid company such as ours to do - to acquire or to merge or to pool our resources with.

                  Does it make sense for our company to return more excess capital to the shareholders? Sort of the big picture strategies are there these types of things now that the board is looking to do or to implement? Or is it really just sort of we have the team in place and we want to grow the business as is. Sort like to hear your thoughts in general.

George Trumbull:  Thank you - we are having ongoing discussions with the board about strategy. And certainly as liquid as we are with the rating we have with the debt capacity that we have if we choose to use it we are looking for opportunities to find other companies - other parts of companies where a bigger company might want to get out of a specialty business that would fit with our approach and background.

                  And we are going to look at those hard because I think in order to generate over time the kind of returns we would like to generate we need to put our lazy capital - our lazy statutory capital to work writing more business. And on our own just growing what we have it is going to be very difficult to do that in a timeframe that I think is acceptable.


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                                                                   NYMAGIC, INC.
                                                      Moderator: George Trumbull
                                                             02-18-04/8:00 am CT
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                  So we are going to need to look for other opportunities to pick up specialty companies, specialty businesses out of bigger companies. Whether that is through merger and acquisition etc. I think we are quite open to that.

                  And I think part of the reason for structuring the board as we have in bringing people like (Dave Young), (John Baily), (Bill Michaelcheck), (Skip Shaw) into the board we have enormous reservoir of industry knowledge, talented people who have done a number of deals. And I think that will be helpful to us going forward (Bobby).

(Bobby Melnick):  Okay thank you.

Operator:         Your next question comes from (Brian Roman) of (Wyatt Black and Greer).

(Brian Roman):    Good morning

George Trumbull:  Good morning (Brian).

(Brian Roman):    What other people called other general liability you guys
                  call other liability lines. Do you envision that becoming a targeted percentage of gross premiums written? Or is it just going to settle wherever it settles.

George Trumbull:  I think it will settle wherever it settles. The rates are pretty good now (Brian) and we are writing good business. And we will continue to write it as long as we like the rates. As Tom said in the early 90s we had a $40 million book of


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                  business and we ran it down to around $2 million because we didn't like the rates.

                  And if people go crazy again and start cutting rates to get money to invest i.e. do cash flow underwriting our concern is about our underwriting profit we will let the business go.

(Brian Roman):    Right - okay so in other words the dramatic growth we are
                  seeing - obviously we are not going to see the same year over year growth next year that we saw this year. But it will continue to lift right now - particularly concerning what you are saying about pricing and some of the marine lines.

George Trumbull:  Yes.

(Brian Roman):    Okay I missed - unfortunately missed the prepared comments.
                  Did you give a combined ratio number?

Tom Iacopelli:    We reported a combined ratio of 98.1% for the entire year. And that is roughly flat with last years combined ratio.

(Brian Roman):    Okay and then finally I remember from the road show and
                  obviously - and then continuing with your comments here putting capital to work is the issue for this company. What about a buy back?

George Trumbull:  We will certainly consider that but I just went through a pretty torturous period of time trying to get more shares - more float in the market (Brian). Because I thought that would be beneficial to all shareholders having a bigger float and a more active market.


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                  So I am not reluctant to buy back shares but I am going to be very cautious about it. And I would like to have some time to work to put the money to work productively for the shareholders.

                  I appreciated (Bobby Melnick's) comments. We did do a lot of gathering the low hanging fruit getting the company positioned building the foundation cleaning up a wide variety of things.

                  And I want to take 2004 and 2005 to look for opportunities to put the lazy capital - lazy statutory capital to work. And to do so in a way that generates better returns for the shareholders.

(Brian Roman):    What do you think by the way is an optimum premium surplus for your company. Given your liability given the mix of business that you see. You don't really know what the mix of business is going to look like given that it is changing. But given sort of the look and feel of where you think it will be 12 months from now.

George Trumbull:  I don't know - I can't give you an optimum what I would say
                  is...

(Brian Roman):    Well I will tell you other people tell you what your optimum should be and obviously the rating agencies do.

George Trumbull:  Yes.

(Brian Roman):    I am not trying to put words in your mouth but I am just
                  trying to get a sense.

George Trumbull:  Well with A.M. Best we could go to two to one and we wouldn't have a problem with A.M. Best given the risk based capital measure that they use and the amount of statutory surplus we have. We would have to run very hard to


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                  get to two to one and we could probably go higher than that with A.M. Best without having a problem with our rating.

                  And as I said earlier we are going to make substantive progress on the existing business getting to one to one in a relatively short period of time. And if we find another deal like Southern Marine or the opportunity to acquire a book of business or something else that would drive it much more quickly.

(Brian Roman):    Okay did we have a quarter end book value per share number?

George Trumbull:  Yes.

(Brian Roman):    What was it.

Tom Iacopelli:    On a fully diluted basis it is $24.47.

(Brian Roman):    Okay thank you.

Operator:         We thank you for your questions and your comments. Mr.
                  Trumbull please proceed with your presentation or any closing remarks.

George Trumbull: I am just going to close it quickly we appreciate everybody calling in and we thank you for your support. We are looking forward to 2004 with a good degree of optimism. And we will look forward to talking to you when we get our first quarter under our belt. Thank you very much.

Operator:         That concludes the NYMAGIC 2003 full year results conference call. You may now disconnect.


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                                       END